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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement
(Form S-8) of Gerald Stevens, Inc. (formerly Florafax International, Inc.), pertaining to the Florafax International, Inc. Management Incentive Plan, the Gerald Stevens, Inc. 1998 Stock Option Plan and the Calyx & Corolla, Inc. 1988 Stock Option Plan, or our report dated October 8, 1998, with respect to the consolidated financial statements of Florafax International, Inc. for the years ended August 31, 1997 and 1996 included in its Annual Report (Form 10-KSB, as amended by Amendment No. 1 on Form 10-KSB/A and as further amended by Amendment No. 2 on Form 10-KSB/A) for the year ended August 31, 1998, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report dated October 8, 1998, with respect to the supplemental consolidated financial statements of Gerald Stevens, Inc. (formerly Florafax International, Inc.) for the year ended August 31, 1997 and 1996 included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP



Tampa, Florida
August 25, 1999